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Exhibit 10.727

AMENDMENT TO GOVERNANCE AGREEMENT

        AMENDMENT TO GOVERNANCE AGREEMENT dated as of March 11, 2003 (this "Amendment") to the Governance Agreement dated as of November 20, 1994, as amended (the "Agreement"), by and between Chiron Corporation, a Delaware corporation ("Chiron"), and Novartis AG as successor in interest to Ciba-Geigy Limited ("Novartis").

        WHEREAS, Section 2.03 of the Agreement provides for, among other things, a Nominating Committee and specifies the number of members on the Nominating Committee who are to be "Investor Directors," "Independent Directors" and "Management Directors" (as each such term is defined in the Agreement) and the parties now desire to amend the Agreement to clarify that the Nominating Committee shall consist of only Investor Directors and Independent Directors.

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by the parties as follows:

        1.    Amendment to Section 2.03(b)(ii).    Section 2.03(b)(ii) of the Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following language:

          (ii)  a Nominating Committee, responsible, among other things, for recommending the nomination of Directors, all pursuant to Section 2.01, and comprised and conducting itself as follows:

            (A)  if Ciba's Percentage Interest is less than 40%, the Nominating Committee shall be comprised of three Independent Directors and one Investor Director;

            (B)  so long as Ciba's Percentage Interest is at least 40%, the Nominating Committee shall be composed of three Independent Directors and two Investor Directors;

            (C)  a majority of the Independent Directors shall designate the Independent Directors that serve on the Nominating Committee and a majority of the Investor Directors shall designate the Investor Directors that serve on the Nominating Committee;

            (D)  a quorum of the Nominating Committee required for any action thereby shall require the attendance of at least two Independent Directors and both Investor Director members thereof; and

            (E)  the Nominating Committee shall act by majority vote of the entire Nominating Committee; provided, however, that (1) so long as Ciba's Percentage Interest is at least 40%, no action may be taken by the Nominating Committee that is opposed by both of the Investor Directors; and (2) in addition on and after the eleventh anniversary of the Effectiveness of this Agreement, so long as Ciba's Percentage Interest is at least 49%, the Investor Director members shall have a deciding vote (meaning that, with respect to any motion before the committee, if the two Investor Director members vote one way, the vote of the Investor Directors will control regardless of the vote of the Independent Directors);

        2.    No Further Changes.    Except as otherwise provided herein, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CHIRON CORPORATION
By:	/s/ WILLIAM G. GREEN
Name:	William G. Green
Title:	Sr. Vice President, General Counsel and Secretary
NOVARTIS AG
By:	/s/ P. RUPPRECHT
Name:	Peter Rupprecht
Title:	authorized signatory
By:	/s/ BREU
Name:	[Raymund Breu]
Title:	CFO

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  Exhibit 10.727
AMENDMENT TO GOVERNANCE AGREEMENT